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                                                                                                        Exhibit (a)(1)(viii)



                                     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                  NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen,
e.g., 00-0000000. The table will help determine the number to give the payor.

------------------------------- ------------------------------    ------------------------------------- ---------------------------
                                                                                                        Give the
                                Give the                                                                EMPLOYER
                                SOCIAL SECURITY                                                         IDENTIFICATION
For this type of account        Number of-                        For this type of account:             Number of-
------------------------------- ------------------------------    ------------------------------------- ---------------------------
1.   An individual's account    The individual                    6.   Sole proprietorship or           The owner(3)
                                                                       single owner LLC

2.   Two or more individuals    The actual owner of the           7.   A valid trust, estate, or        Legal entity (Do not
     (joint account)            account or, if combined                pension trust                    furnish the identifying
                                funds, any one of the                                                   number of the personal
                                individuals(1)                                                          representative or trustee
                                                                                                        unless the legal entity
                                                                                                        itself is not designated
                                                                                                        in the account title.)(4)

3.   Custodian account of a     The minor(2)                      8.   Corporate or LLC electing        The corporation
     minor (Uniform Gift to                                            corporate status on Form 8832
     Minors Act)

4. a. The usual revocable       The grantor-trustee(1)            9.   Association, club,               The organization
      savings trust (grantor                                           religious, charitable,
      is also trustee)                                                 educational or other
                                                                       tax-exempt organization
   b. So-called trust           The actual owner(1)
      account that is not a
      legal or valid trust
      under State law

5.    Sole proprietorship       The owner(3)                      10.  Partnership or multi-member      The partnership
      or single owner LLC                                              LLC

                                                                  11.  A broker or registered nominee   The broker or nominee

                                                                  12.  Account with the Department of   The public entity
                                                                       Agriculture in the name of a
                                                                       public entity (such as a State
                                                                       or local government, school
                                                                       district, or prison) that
                                                                       receives agricultural program
                                                                       payments
------------------------------- ------------------------------    ------------------------------------- ---------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN
    (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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                                     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                  NUMBER ON SUBSTITUTE FORM W-9
                                                             Page 2

OBTAINING A NUMBER                                         o        Payments of tax-exempt interest (including
If you do not have a taxpayer identification number (or             exempt-interest dividends under section 852).
"TIN") or you do not know your number, obtain Form SS-5,   o        Payments described in section 6049(b)(5) to
Application for a Social Security Number Card, or Form              non-resident aliens.
SS-4, Application for Employer Identification Number, at   o        Payments on tax-free covenant bonds under
the local office of the Social Security Administration              section 1451.
or the Internal Revenue Service and apply for a number.    o        Payments made by certain foreign
                                                                    organizations.
PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees which may be or which are specifically exempted     Exempt payees described above should file Form W-9 to
from backup withholding on all payments include the        avoid possible erroneous backup withholding. FILE
following:                                                 THIS FORM WITH THE PAYOR.  FURNISH YOUR TAXPAYER
o        A corporation.                                    IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF
o        A financial institution.                          THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO
o        An organization exempt from tax under section     THE PAYOR.
         501(a), or an individual retirement plan.
o        The United States or any agency or                Certain payments other than interest, dividends, and
         instrumentality thereof.                          patronage dividends, that are not subject to
o        A State, the District of Columbia, a possession   information reporting are also not subject to backup
         of the United States, or any subdivision or       withholding. For details, see the regulations under
         instrumentality thereof.                          sections 6041, 6041A(a), 6045, and 6050A.
o        A foreign government, a political subdivision
         of a foreign government, or any agency or         PRIVACY ACT NOTICE.--Section 6109 requires most
         instrumentality thereof.                          recipients of dividends, interest, or other payments
o        An international organization or any agency, or   to give taxpayer identification numbers to payors who
         instrumentality thereof.                          must report the payments to the IRS. The IRS uses the
o        A registered dealer in securities or              numbers for identification purposes and to help
         commodities registered in the U.S. or a           verify the accuracy of tax returns. Payors must be
         possession of the U.S.                            given the numbers whether or not recipients are
o        A real estate investment trust.                   required to file tax returns. Payors must generally
o        A common trust fund operated by a bank under      withhold 28% of taxable interest, dividend, and
         section 584(a).                                   certain other payments to a payee who does not
o        An exempt charitable remainder trust, or a        furnish a taxpayer identification number to a payor.
         non-exempt trust described in section 4947(a)(1). Certain penalties may also apply.
o        An entity registered at all times under the
         Investment Company Act of 1940.                   PENALTIES
o        A foreign central bank of issue.                  (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
                                                           IDENTIFICATION NUMBER.--If you fail to furnish your
    Payments of dividends and patronage dividends not      taxpayer identification number to a payor, you are
generally subject to backup withholding include the        subject to a penalty of $50 for each such failure
following:                                                 unless your failure is due to reasonable cause and
o        Payments to nonresident aliens subject to         not to willful neglect.
         withholding under section 1441.                   (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT
o        Payments to partnerships not engaged in a trade   TO WITHHOLDING.--If you make a false statement with
         or business in the U.S. and which have at least   no reasonable basis which results in no imposition of
         one nonresident partner.                          backup withholding, you are subject to a $500 penalty.
o        Payments of patronage dividends where the         (3) CRIMINAL PENALTY FOR FALSIFYING
         amount received is not paid in money.             Information.-Willfully falsifying certifications or
o        Payments made by certain foreign organizations.   affirmations may subject you to criminal penalties
                                                           including fines and/or imprisonment.
Payments of interest not generally subject to backup
withholding include the following:                          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR
o        Payments of interest on obligations issued by                OR THE INTERNAL REVENUE SERVICE
         individuals. NOTE: You may be subject to backup
         withholding if this interest is $600 or more and
         is paid in the course of the payor's trade or
         business and you have not provided your correct
         taxpayer identification number to the payor.
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